Exhibit 16.1

Perry-Smith LLP
400 Capitol Mall | Suite 1200
Sacramento, CA 95814
www.perry-smith.com
916.441.1000

November 4, 2011

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C.  20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of Central Valley Community Bancorp and Subsidiary dated November 4, 2011 and filed November 4, 2011, and are in agreement with those statements.

Very truly yours,

cc:	Mr. Steven McDonald
Audit Committee Chair
Central Valley Community Bancorp and Subsidiary

Sacramento | San Francisco